Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated May 6, 2005 accompanying the consolidated financial statements included in the Annual Report of Multi-Color Corporation on Form 10-K for the year ended March 31, 2005. We hereby consent to the incorporation by reference of said report in the Registration Statement of Multi-Color Corporation on Forms S-8 (File No. 333-113960, effective March 26, 2004, File No. 333-81260, effective January 23, 2002 and File No. 333-42487, effective December 18, 1997).

/s/ Grant Thornton LLP

Cincinnati, Ohio

June 29, 2005